Exhibt 10.7

Execution Version

CONTRIBUTION, CONVEYANCE AND ASSUMPTION

AGREEMENT

By and Between

EQT GATHERING HOLDINGS, LLC

And

EQT GP CORPORATION

Dated as of April 14, 2015

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

This Contribution, Conveyance and Assumption Agreement, dated as of April 14, 2015 (this “Agreement”), is by and between EQT Gathering Holdings, LLC, a Delaware limited liability company (“Gathering Holdings”), and EQT GP Corporation, a Delaware corporation and wholly owned subsidiary of Gathering Holdings (“GP Corporation”).  The above-named entities are sometimes referred to in this Agreement each as a “Party” and together as the “Parties.”

RECITALS

WHEREAS, Gathering Holdings and EQT GP Services, LLC, a Delaware limited liability company and wholly owned subsidiary of Gathering Holdings (the “General Partner”), have formed EQT GP Holdings, LP, a Delaware limited partnership (the “Partnership”), pursuant to the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) for the purpose of, among other things, engaging in any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware LP Act; and

WHEREAS, in order to accomplish the objectives and purposes in the preceding recital, each of the following actions has been taken prior to the date hereof:

1.              Gathering Holdings formed the General Partner under the terms of the Delaware Limited Liability Company Act and contributed $1,000 for all of the limited liability company interests in the General Partner; and

2.              The General Partner and Gathering Holdings formed the Partnership under the terms of the Delaware LP Act; Gathering Holdings contributed $1,000 in exchange for a 100.0% limited partner interest in the Partnership; and the General Partner received a 0.0% non-economic general partner interest in the Partnership; and

WHEREAS, pursuant to the terms of this Agreement, Gathering Holdings will contribute a 0.1% limited partner interest in the Partnership to GP Corporation; and

WHEREAS, the board of managers of Gathering Holdings and the board of directors of GP Corporation have taken all limited liability company action and corporate action, respectively, required to approve the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the Parties hereby agree as follows:

Section 1.  Contribution.  Effective as of the date hereof, Gathering Holdings hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to GP Corporation, its successors and its assigns, for its and their own use forever, all right, title and interest in and to a 0.1% limited partner interest in the Partnership (the “LP Interest”), and GP Corporation hereby accepts the LP Interest.

Section 2.  Further Assurances.  From time to time after the date hereof, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional assignments, conveyances, instruments, notices, releases and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (i) more fully to assure that GP Corporation owns all of the right, title, interest, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (ii) more fully and effectively to vest in GP Corporation and its successors and assigns beneficial and record title to the LP Interest or intended to be so and (iii) more fully and effectively to carry out the purposes and intent of this Agreement.

Section 3.                              Headings; References; Interpretation.  All Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.  The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement.  All references herein to Sections shall, unless the context requires a different construction, be deemed to be references to the Sections of this Agreement.  All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa.

Section 4.  Successor and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 5.                              No Third Party Rights.  The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 6.                              Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if each of the signatory Parties had signed the same document.  All counterparts shall be construed together and shall constitute one and the same instrument.

Section 7.                              Choice of Law.  This Agreement shall be subject to and governed by the laws of the State of Delaware, without regard to its conflicts of law principles.

Section 8.                              Severability.  If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement.  Instead, this Agreement shall be construed as if it did not contain the particular provisions or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 9.                              Amendment or Modification.  This Agreement may be amended or modified from time to time only by the written agreement of each of the Parties.  Each such instrument shall be reduced to writing and shall be designated on its face as an amendment to this Agreement.

Section 10.                       Integration.  This Agreement and the instruments referenced herein supersede all previous understandings or agreements between the Parties, whether oral or written, with respect to the subject matter of this Agreement and such instruments.  This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof.  No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the Parties hereto after the date of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Contribution, Conveyance and Assumption Agreement have caused it to be duly executed as of the date first above written.

EQT GATHERING HOLDINGS, LLC

By:	/s/ Randall L. Crawford
	Name:	Randall L. Crawford
	Title:	President

EQT GP CORPORATION

By:	/s/ Philip P. Conti
	Name:	Philip P. Conti
	Title:	Senior Vice President and Chief Financial Officer

Signature Page to Contribution, Conveyance and Assumption Agreement (EQT GP Corporation)